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                       U.S. SECURITIES AND EXCHANGE COMMISSION
                                  WASHINGTON, D.C.

                                     FORM 8-K

                                  CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                 January 16, 1998
                 ------------------------------------------------
                 Date of Report (date of earliest event reported)

                               Pontotoc Production, Inc.
               -----------------------------------------------------
                Exact Name of Registrant as Specified in its Charter

         Nevada                        0-21313               84-1349552
---------------------------        ---------------     ----------------------
State or Other Jurisdiction        Commission File     IRS Employer Identifi-
of Incorporation                   Number              cation Number

                       808 E. Main, Ada, Oklahoma 74820
           ----------------------------------------------------------
           Address of Principal Executive Offices, Including Zip Code

                                  (580) 436-6100
               ---------------------------------------------------
                Registrant's Telephone Number, Including Area Code
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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS.

     (a) On January 16, 1998, Pontotoc Productions, Inc., formerly Mahogany Capital, Inc. (the "Registrant"), engaged Grant Thornton LLP as its independent accountants for the fiscal year ended March 31, 1998. Also on January 16, 1998, Schumacher & Associates was dismissed as the Registrant's independent accountants.

     (b) Schumacher & Associates's report on the Registrant's financial statements for the period from June 14, 1996 (date of inception) through December 31, 1996 contained no adverse opinion or disclaimer of opinion nor were they qualified as to uncertainty, audit scope or accounting principles.

     (c) The Registrant's Board of Directors made the decision to engage Grant Thornton LLP. The Registrant has no audit or similar committee.

     (d) In connection with the prior audit for the period from June 14, 1996 (date of inception) through December 31, 1996, and during the interim period from December 31, 1996 to January 16, 1998, there have been no disagreements with Schumacher & Associates on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

     (e) The Registrant did not consult with Grant Thornton LLP with regard to any matter concerning the application of accounting princples to any specific transactions, either completed or proposed, or the type of audit opinion that might be rendered with respect to the Registrant's financial statements.

     (f) The Registrant has requested that Schumacher & Associates review the disclosure and that firm has been given an opportunity to furnish the Registrant with a letter addressed to the Commission containing any new information, clarification of the Registrant's expression of its views, or the respect in which it does not agree with the statements made by the Registrant herein. Such letter is filed as an exhibit to this Report.

Item 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a)  EXHIBITS.

          Exhibit 16.  Letter from Schumacher & Associates.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                     PONTOTOC PRODUCTION, INC.

Dated: January 19, 1998              By:/s/ James Robby Robson, Jr.
                                        James Robby Robson, Jr., President